UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 22, 2016

WILLIAM LYON HOMES

(Exact name of registrant as specified in its charter)

Delaware	001-31625	33-0864902
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

4695 MacArthur Court, 8th Floor

Newport Beach, California 92660

(Address of principal executive offices) (Zip Code)

(949) 833-3600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name and former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 22, 2016, William Lyon Homes, a Delaware corporation (the “Company”) announced that its Board of Directors (the “Board”) elected General William Lyon to the newly created position of Chairman Emeritus and William H. Lyon to the position of Executive Chairman effective as of March 22, 2016. As the result of the elections, General William Lyon ceases to serve as Executive Chairman and William H. Lyon ceases to serve Co-Chief Executive Officer of the Company. Both General William Lyon and William H. Lyon continue to serve as members of the Board, with William H. Lyon now serving as Chairman of the Board.

(c) On March 22, 2016, the Company also announced that the Board elected Matthew R. Zaist to the position of President and Chief Executive Officer, effective immediately.

Since joining the Company in 2000, Mr. Zaist has served in a number of corporate and operational roles, including President and Co-Chief Executive Officer since July 2015, President and Chief Operating Officer from March 2013 to July 2015, and Executive Vice President from January 2010 to March 2013. Prior to that, Mr. Zaist served as Corporate Vice President — Business Development & Operations, and prior to that, as Project Manager and Director of Land Acquisition for the Company’s Southern California Region. Mr. Zaist is a member of the Executive Committee for the University of Southern California’s Lusk Center for Real Estate. Prior to joining William Lyon Homes, Mr. Zaist was a principal with American Management Systems (now CGI) in their State & Local Government practice. Mr. Zaist holds a B.S. from Rensselaer Polytechnic Institute in Troy, New York.

The changes described herein have been approved by the Company’s Board of Directors. Mr. Zaist is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K, and there are no family relationships between Mr. Zaist and any other director or executive officer of the Company.

A copy of the press release announcing the leadership transition described above is attached hereto as Exhibit 99.1.

(e) In connection with Matthew R. Zaist’s assumption of the position of sole Chief Executive Officer and President of the Company, the Compensation Committee of the Board of Directors of the Company (the “Committee”) approved an increase in Mr. Zaist’s target cash bonus opportunity to 200% of his base salary, and an increase in the target equity award value under the Company’s long-term incentive program to 231% of his base salary.

In addition, in connection with General William Lyon’s transition to the new role of Chairman Emeritus, he no longer participates in the Company’s short-term cash incentive or long-term equity incentive programs. William Lyon Homes, Inc. a California corporation and wholly-owned subsidiary of the Company, entered into a new offer letter (the “Offer Letter”) with General Lyon to reflect this change in compensation. A copy of the Offer Letter is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Further, the Committee approved an adjustment to the short-term cash incentive based compensation of Richard S. Robinson, Senior Vice President of Finance and Acquisition of the Company, to a target level of $350,000, and Mr. Robinson will no longer participate in the long-term equity incentive program.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Offer Letter by and between William Lyon Homes, Inc. and General William Lyon, dated as of March 22, 2016

99.1	Press Release dated March 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2016

WILLIAM LYON HOMES

By:	/s/ Jason R. Liljestrom
Name:	Jason R. Liljestrom

Its:	Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer Letter by and between William Lyon Homes, Inc. and General William Lyon, dated as of March 22, 2016

99.1	Press Release dated March 22, 2016